Exhibit 10.2

QINIU LIMITED

2013 SHARE PLAN

(Adopted by the Company’s Board of Directors on January 14, 2013; approved by the Company’s members on January 14, 2013)

(Amended April 29, 2021)

1.                               Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to selected Employees, Directors, and Consultants and to promote the success of the Company’s business by offering these individuals or entities an opportunity to acquire a proprietary interest in the success of the Company, or to increase this interest by permitting them to acquire Shares of the Company. The Plan provides both for the direct award or sale of Shares and for the grant of Options to purchase Shares. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. All outstanding Awards granted prior to the date this Plan as first adopted by the Company’s Board shall be governed by this Plan.

2.                               Definitions. For the purposes of this Plan, the following terms shall have the following meanings:

(a)                          “Acquisition Date” means, with respect to Shares, the respective dates on which the Shares are sold under the Plan, the Shares are issued upon exercise of an Option or the Shares are issued in connection with a Share Award.

(b)                          “Administrator” means the CEO of the Company or such other person approved and appointed by the Board or such delegates as shall be administering the Plan in accordance with Section 4 hereof.

(c)                           “Affiliate” means, with respect to any Person, any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person.

(d)                          “Applicable Law” means any applicable legal requirements relating to the administration of and the issuance of securities under equity securities-based compensation plans, including, without limitation, the requirements of laws of the PRC or the British Virgin Islands, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan. For all purposes of this Plan, references to statutes and regulations shall be deemed to include any successor statutes or regulations, to the extent reasonably appropriate as determined by the Administrator.

(e)                           “Articles” means the Company’s Fourth Amended and Restated Memorandum and Articles of Association, as amended from time to time.

(f)                                   “Award” means an Option, a Share Purchase Right or a Share Award.

(g)                                  “Awardee” means a recipient of an Award.

(h)                                 “Board” means the Board of Directors of the Company.

(i)                              “Cause” means (i) gross negligence or willful misconduct in the performance of the Employee’s duties to the Company that has resulted or is likely to result in substantial and material damage to the Company or its subsidiaries, (ii) repeated unexplained or unjustified absence from the Company, (iii) a material and willful violation of any law, rules and regulatoins,(iv) commission of any act of fraud with respect to the Company, or (v) conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company, in each case as determined in good faith by the Administrator.

(j)                                    “Change in Control” means the occurrence of any of the following events:

(i)                              any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)                           the consummation of the sale, lease, or disposition by the Company of all or substantially all of the Company’s assets; or

(iii)                        the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Anything in the foregoing to the contrary notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the legal jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, a sale by the Company of its securities in a transaction, the primary purpose of which is to raise capital for the Company’s operations and business activities including, without limitation, an initial public offering of Shares under the Securities Act or other Applicable Law, shall not constitute a Change in Control.

(k)                          “Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(l)                              “Company” means Qiniu Limited, a company organized under the laws of the British Virgin Islands, or any successor corporation thereto.

(m)                      “Consultant” means any person, including an advisor, who is engaged by the Company, or any Parent, Subsidiary or variable interest entity whose financial statements are intended to be consolidated with the Company, any Parent or Subsidiary to render bona fide consulting or advisory services to such entity and who is compensated for the services; provided that the term “Consultant,” does not include (i) Employees or (ii) securities promoters.

(n)                          “Date of Grant” means the date an Award is granted to an Awardee in accordance with Section 13 hereof.

(o)                                 “Director” means a member of the Board.

(p)                          “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(q)                          “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary. Such person shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or any Parent or Subsidiary, including sick leave, military leave, or any other personal leave, or (ii) transfers between locations of the Company or between the Company or any Parent or Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave, any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company or any Parent or Subsidiary shall be sufficient to constitute “employment” by the Company or any Parent or Subsidiary.

(r)                             “Exercise Price” means the amount for which one Share may be purchased upon exercise of an Option, as specified by the Administrator in the applicable Option Agreement in accordance with Section 6(d) hereof.

(s)                            “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(t)                             “Fair Market Value” means, as of any date, the value of the Shares determined as follows:

(i)                              if the Shares are listed on any established stock exchange or a national market system, including, without limitation, The Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market, Hong Kong Stock Exchange and the London Stock Exchange (Main Listing or Alternative Investment Market), the Fair Market Value shall be the closing sales price for the Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)                           if the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean of the high bid and low asked prices for the Shares on the day of determination, as reported in The Wall Street Journal or any other source as the Administrator deems reliable; or

(iii)                        in the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Administrator in accordance with Applicable Law.

(u)                          “Fiscal Year” means a fiscal year of the Company.

(v)                          “Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

(w)                        “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Option Agreement.

(x)                          “Non-Compete Obligation” means during the Employee’s employment with the Company or any Parent or Subsidiary and within two (2) years after his/her employment with the Company or any Parent or Subsidiary ends, the Employee shall not, directly or indirectly, (i) establish, carry on, participate in, work for, provide financial support or security for, or advise, any entity or individual that directly or indirectly competes with the Company or any Affiliate of the Company; (ii) participate in or work for any entity or individual that is a supplier or vendor of the Company or any Affiliate of the Company; or (iii) carry on any activity similar to the business carried on by the Company or any Affiliate of the Company.

(y)                          “Non-Disclosure Obligation” means during or after the Employee’s employment with the Company or any Parent or Subsidiary ends, the Employee will not disclose any information, whether or not in writing, of a private, secret, or confidential nature concerning the Company’s business, business relationships or financial affairs to any entity or individual or use the same for any purposes (other than in the performance of his/her duties as an Employee) without written approval by an officer of the Company, unless and until such information has become public knowledge through no fault of the Employee. Such obligations may be further specified in the applicable employment agreement, non-competition, non-disclosure, and non- solicitation agreement and any other agreements of the same kind, if any, made between the Employee and the Company or any Parent or Subsidiary,

(z)                           “Non-Solicitation Obligation” means for a period of two years following the termination of employment for any reason whatsoever, the Employee will not, directly or indirectly, either for the Employee or for any other entity or individual, in any capacity, induce or attempt to induce or call upon or solicit any of the Company’s Employees, consultants, vendors, prospective vendors, suppliers, landlords or other business relations of the Company to leave or cease doing business with the Company or in any way interfere with the relationship between the Company and any of the Company’s Employees, vendors, prospective vendors, suppliers, landlords or other business relations, or hire or solicit for employment any Employee. Such obligations may be further specified in the applicable employment agreement, non- competition, non-disclosure, and non-solicitation agreement and any other agreements of the same kind, if any, made between the Employee and the Company or any Parent or Subsidiary,

(aa)                   “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable Option Agreement, or an Incentive Stock Option that does not so qualify.

(bb)  “Option” means an option to purchase Shares that is granted pursuant to the Plan in accordance with Section 6 hereof.

(cc) “Option Agreement” means a written or electronic agreement between the Company and an Optionee, the form(s) of which shall be approved from time to time by the Administrator, evidencing the terms and conditions of an individual Option granted under the Plan, and includes any documents attached to or incorporated into the Option Agreement, including, but not limited to, a notice of option grant and a form of exercise notice. The Option Agreement shall be subject to the terms and conditions of the Plan.

(dd)                   “Optioned Shares” means the Shares subject to an Option.

(ee)                     “Optionee” means the holder of an outstanding Option granted under the Plan.

(ff)                       “Parent” means a “parent corporation” with respect to the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(gg)                     “Person” means an individual, corporation, partnership, association, trust, or any other entity.

(hh)                   “Plan” means this 2013 Share Plan, as amended from time to time.

(ii)                           “PRC” means the People’s Republic of China.

(jj)                         “Purchase Price” means the amount of consideration for which one Share may be acquired pursuant to a Share Purchase Right or Share Award, as specified by the Administrator in the applicable Restricted Share Purchase Agreement or Share Award in accordance with Section 7(c) hereof

(kk)                   “Purchaser” means the holder of Shares purchased pursuant to the exercise of a Share Purchase Right.

(ll)                           “Restricted Share Purchase Agreement” means a written or electronic agreement between the Company and a Purchaser, the form(s) of which shall be approved from time to time by the Administrator, evidencing the terms and conditions of an individual Share Purchase Right, and includes any documents attached to or incorporated into the Restricted Share Purchase Agreement. The Restricted Share Purchase Agreement shall be subject to the terms and conditions of the Plan.

(mm)           “Restricted Shares” means Shares acquired pursuant to a Share Purchase Right or Share Award Agreement (if subjected to rights of redemption, repurchase or forfeiture).

(nn)                   “SAFE” means the PRC State Administration of Foregin Exchange and its local branches.

(oo)                   “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(pp)                   “Service Provider” means an Employee, Director, or Consultant.

(qq)                   “Share” means a common share of the Company, as adjusted in accordance with Section 12 hereof.

(rr)                         “Share Award” means an award or issuance of Shares or stock appreciation rights other similar awards made under Section 7 of the Plan, the grant, issuance, retention, vesting, settlement and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Share Award Agreement”).

(ss)                       “Shareholders Agreement” means any agreement between an Awardee and the Company or members of the Company or both.

(tt)                         “Share Purchase Right” means a right to purchase Restricted Shares pursuant to Section 7 hereof.

(uu)                   “Subsidiary” means a “subsidiary corporation” with respect to the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(vv)                   “United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

3.                                      Shares Subject to the Plan.

(a)                                 Basic Limitation. Subject to the provisions of Section 12 hereof, the maximum aggregate number of Shares that may be issued under the Plan shall not exceed 14,854,577 Shares (as appropriately adjusted for subsequent stock splits, stock dividends and the like); provided that, starting on January 1, 2022, on the first day of each Fiscal Year thereafter, the total number of Shares available for issuance under the Plan will be increased by an amount equal to the less of:

(i) 3% of the aggregate number of shares of all classes of ordinary shares of the Company issued and outstanding on December 31 of the immediately preceding Fiscal Year; and

(ii) such number of Shares as determined by the Administrator;

provided, however, that the maximum aggregate number of Shares initially reserved and subsequently increased during the term of this Plan shall not be more than 10% of the aggregate number of shares of all classes of ordinary shares of the Company issued and outstanding on December 31 immediately preceding the most recent increase.

The Shares may be authorized but unissued Shares. The number of Shares that are subject to Awards outstanding under the Plan at any time shall not exceed the aggregate number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of outstanding Awards granted under the Plan.

(b)                                 Additional Shares. If an Award expires, becomes unexercisable, or is cancelled, forfeited, or otherwise terminated without having been exercised or settled in full, as the case may be, the Shares allocable to the unexercised portion of the Award shall again become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan, upon exercise of an Option or delivery under a Share Purchase Right or Share Award, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that in the event that Shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, right of repurchase or redemption, or are retained by the Company upon the exercise of or purchase of Shares under an Award in order to satisfy the Exercise Price or Purchase Price for the Award or any withholding taxes due with respect to the exercise or purchase, such Shares shall again become available for future grant under the Plan.

4.                                      Administration of the Plan.

(a)                                 Administrator. The Plan shall be administered by the Administrator.

(b)                                 Powers of the Administrator. Subject to the provisions of the Plan and the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(i)                              to determine the Fair Market Value, in accordance with Section

(ii)                           to select the Awardees to whom Awards may from time to time be

(iii)                        to determine the number of Shares to be covered by each Award

(iv)                       to approve the form(s) of agreement for use under the Plan;

(v)                                 to determine the terms and conditions of any Award granted hereunder including, but not limited to, the Exercise Price, the Purchase Price, the time or times when Options may be exercised (which may be based on performance criteria), the time or times when repurchase or redemption rights shall lapse, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)                              to implement a program where (A) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower Exercise/Purchase Prices and different terms), Awards of a different type, or cash, or (B) the Exercise/Purchase Price of an outstanding Award is reduced, based in each case on terms and conditions determined by the Administrator in its sole discretion;

(vii)                           to approve earlier Exercise of the Awards granted under the Plan.

(viii)                        to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable laws of jurisdictions other than the United States;

(ix)                              to allow Awardees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued under an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Awardees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x)                                 to modify or amend each Award (subject to Section 18 hereof and Awardee consent if the modification or amendment is to the Awardee’s detriment), including, without limitation, the discretionary authority to extend the post-termination exercisability of an Option longer than is otherwise provided for in an Option Agreement or accelerate the vesting or exercisability of an Option or lapsing of a repurchase or redemption right to which Restricted Shares may be subject;

(xi)                              to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan; and

(xii)                           to make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan.

(c)                                  Delegation of Authority to Officers. Subject to Applicable Law, the Administrator may delegate limited authority to specified officers of the Company to execute on behalf of the Company any instrument required to effect an Award previously granted by the Administrator.

(d)                                 Effect  of Administrator’s Decision. All decisions, determinations, and interpretations of the Administrator shall be final and binding on all Awardees.

5.                                      Eligibility.

(a)     General Rule.   Only Service Providers, or trusts or companies established in connection with any employee benefit plan of the Company (including the Plan) for the benefit of a Service Provider, shall be eligible for the grant of Awards. Incentive Stock Options may be granted to Employees only.

6.                                      Terms and Conditions of Options.

(a)                                 Option Agreement. Each grant of an Option under the Plan shall be evidenced by an Option Agreement between the Optionee and the Company. Each Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Administrator deems appropriate for inclusion in an Option Agreement. The provisions of the various Option Agreements entered into under the Plan need not be identical.

(b)                                 Type of Option. Each Option shall be designated in the Option  Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding a designation of an Option as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds US$100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Date of Grant.

(c)                                  Number of Shares. Each Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 12 hereof.

(d)                                 Exercise Price. Each Option Agreement shall specify the Exercise Price. The Exercise Price of an Incentive Stock Option shall not be less than 50% of the Fair Market Value on the Date of Grant, , the Exercise Price of any Option shall be determined by the Administrator in its sole discretion. The Exercise Price shall be payable in accordance with Section 9 hereof and the applicable Option Agreement. Notwithstanding anything to the  contrary in the foregoing, in the event of a transaction described in Section 424(a) of the Code, then, consistent with Section 424(a) of the Code, Incentive Stock Options may be issued at an Exercise Price other than as required by the foregoing.

(e)                                  Term of Option. The Option Agreement shall specify the term of the Option; provided, however, that the term shall not exceed ten (10) years from the Date of Grant. Subject to the preceding sentence, the Administrator in its sole discretion shall determine when an Option is to expire.

(f)                                   Exercisability. Each Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The exercisability provisions of any Option Agreement shall be determined by the Administrator in its sole discretion.

(g)                                  Exercise Procedure. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as may be determined by the Administrator and as set forth in the Option Agreement; provided, however, that an Option shall not be exercised for a fraction of a Share.

(i)                                        An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, (B) full payment for the Shares with respect to which the Option is exercised, and (C) all representations, indemnifications, and documents reasonably requested by the Administrator including, without limitation, any Shareholders Agreement. Full payment may consist of any consideration and method of payment authorized by the Administrator in accordance with Section 9 hereof and permitted by the Option Agreement.

(ii)                                  Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Subject to the provisions of Sections 8, 9, 14, and 15, the Company shall issue (or cause to be issued) certificates evidencing the issued Shares promptly after the Option is exercised. Notwithstanding the foregoing, the Administrator in its discretion may require the Company to retain possession of any certificate evidencing Shares acquired upon the exercise of an Option, if those Shares remain subject to repurchase or redemption under the provisions of the Option Agreement, any Shareholders Agreement, or any other agreement between the Company and the Awardee, or if those Shares are collateral for a loan or obligation due to the Company.

(iii)                               Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan (in accordance with Section 3(b)) and for sale under the Option, by the number of Shares as to which the Option is exercised.

(h)                                 Vesting Schedule. Subject to the Optionee’s continued status as a Service Provider through each of the applicable vesting dates and to the extent permitted by applicable law, the Option shall become exercisable, in whole or in part, in accordance with the terms thereof at such times and under such conditions as maybe determined by the Administrator and as set forth in the Option Agreement and the following schedule:

25% of the Optioned Shares shall vest on each anniversary of the Vesting Commencement Date (such day to be deemed to be the last day of the month, when necessary), subject to the Optionee’s continuing to be a Service Provider through these dates. Before or after execution of the Option Agreement, the vesting schedule may be modified or changed by the Administrator in its sole discretion as it deems necessary or appropriate where new agreement between the Company and the Optionee shall be entered into regarding the said modification or change.

(i)                                     Termination of Service (other than by death).

(i)                                     If an Optionee ceases to be a Service Provider for any reason other than because of death, then the Optionee’s Options shall expire on the earliest of the following occasions:

(A)                               The expiration date determined by Section 6(e) hereof;

(B)                               The 30th day following the termination of the Optionee’s relationship as a Service Provider for any reason other than Disability, or such later date as the Administrator may determine and specify in the Option Agreement, provided that no Option that is exercised after the expiration of the three-month period immediately following the termination of the Optionee’s relationship as an Employee shall be treated as an Incentive Stock Option; or

(C)                               The last day of the six-month period following the termination of the Optionee’s relationship as a Service Provider by reason of Disability, or such later date as the Administrator may determine and specify in the Option Agreement; provided that no Option that is exercised after the expiration of the twelve-month period immediately following the termination of the Optionee’s relationship as an Employee shall be treated as an Incentive Stock Option.

(ii)                                  Following the termination of the Optionee’s relationship as a Service Provider, the Optionee may exercise all or part of the Optionee’s Option at any time before the expiration of the Option as set forth in Section 6(i)(i) hereof, but only to the extent  that the Option was vested and exercisable as of the date of termination of the Optionee’s relationship as a Service Provider (or became vested and exercisable as a result of the termination). The balance of the Shares subject to the Option shall be forfeited on the date of termination of the Optionee’s relationship as a Service Provider. In the event that the Optionee dies after the termination of the Optionee’s relationship as a Service Provider but before the expiration of the Optionee’s Option as set forth in Section 6(i)(i) hereof, all or part of the Option may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired the Option directly from the Optionee by beneficiary designation, bequest, or inheritance, but only to the extent that the Option was vested and exercisable as of the termination date of the Optionee’s relationship as a Service Provider (or became vested and exercisable as a result of the termination). Any Optioned Shares subject to  the portion of the Option that are vested as of the termination date of the Optionee’s relationship as a Service Provider but that are not purchased prior to the expiration of the Option pursuant to this Section 6(i) shall be forfeited immediately following the Option’s expiration.

(j)                                    Leaves of Absence. Unless otherwise determined by the Administrator,  for purposes of this Section 6, the service of an Optionee as a Service Provider shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing. Unless otherwise determined by the Administrator and subject to Applicable Law, vesting of an Option shall be suspended during any unpaid leave of absence.

(k)                                 Death of Optionee.

(i)                                     If an Optionee dies while a Service Provider, then the Optionee’s Option shall expire on the earlier of the following dates:

(A)                               The expiration date determined by Section 6(e) hereof;

(B)                               The last day of the six-month period immediately following the Optionee’s death, or such later date as the Administrator may determine and specify in the Option Agreement.

(ii)                                  All or part of the Optionee’s Option may be exercised at any time before the expiration of the Option as set forth in Section 6(k)(i) hereof by the executors or administrators of the Optionee’s estate or by any person who has acquired the Option directly from the Optionee by beneficiary designation, bequest, or inheritance, but only to the extent that the Option was vested and exercisable as of the date of the Optionee’s death or had became vested and exercisable as a result of the death. The balance of the Shares subject to the Option shall be forfeited upon the Optionee’s death. Any Optioned Shares subject to the portion of the Option that are vested as of the Optionee’s death but that are not purchased prior to the expiration of the Option pursuant to this Section 6(k) shall be forfeited immediately following the Option’s expiration.

(l)                                     Restriction on Exercise of Option. Notwithstanding any provision to the contrary in this Plan, in the event that an Optionee who is an Employee ceases to be a Service Provider for any reason whatsoever, the Option granted to him/her may not be exercised as of such termination, unless otherwise provided in the applicable Option Agreement. Any exercise of the Option would be subject to (i) such Optionee’s full compliance with the Non-Compete Obligation, the Non-Disclosure Obligation and the Non-Solicitation Obligation, (ii) any other obligations to which the Optionee is subject under any applicable employment agreement, non- competition, non-disclosure and non-solicitation agreement and any other agreements of similar kind, if any, made between the Employee and the Company or any Parent or Subsidiary, and their ancillary documents, and (iii) in the event that the Optionee ceases to be a Service Provider, such termination is not for Cause In the event that an Optionee is in breach of any of the aforementioned obligations for any reason whatsoever, the Company may, at its sole discretion, withdraw any Option which the Optionee is entitled to exercise but has not yet exercised and reacquire from such Optionee any Shares issued to such Optionee pursuant to the applicable Option Agreement and the Optionee shall be obliged to return any share certificate(s) evidencing such Shares upon request of the Company or the Administrator, provided that the Company shall refund the Exercise Price paid by the Optionee without any interest or fees whatsoever, subject to any compensation or indemnification to which the Company is entitled and/or any costs incurred by the Company due to such breach of any aforementioned obligations of the Optionee.

(m)                             Restrictions on Transfer of Shares. Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase or redemption, rights of first refusal, and other transfer restrictions as the Administrator may determine. The restrictions described in the preceding sentence shall be set forth in the applicable Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

7.                                      Terms and Conditions of Share Purchase Rights and Share Awards.

(a)                                 Restricted Share Purchase Agreement or Share Award Agreements. Each Share Purchase Right or Share Award under the Plan shall be evidenced by a Restricted Share Purchase Agreement or Share Award Agreement, respectively, between the Purchaser and the Company. Each Share Purchase Right and each Share Award shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Administrator deems appropriate for inclusion in a Restricted Share Purchase Agreement or Share Award Agreement, including without limitation, (i) the number of Shares subject to such Restricted Share Purchase Agreement or Share Award, as applicable, or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting, settlement and/or forfeiture of the Shares as may be determined from time to time by the Administrator and (v) restrictions on the transferability of the Award. The provisions of the various Restricted Share Purchase Agreements and Share Award Agreements entered into under the Plan need not be identical.

(b)                                 Duration of Offers of Share Purchase Rights. Any Share Purchase Rights granted under the Plan shall automatically expire if not exercised by the Purchaser within 30 days (or such longer time as is specified in the Restricted Share Purchase Agreement) after the Date of Grant.

(c)                                  Purchase Price. The Purchase Price, if any, shall be determined by the Administrator in its sole discretion. The Purchase Price, if any, shall be payable in a form described in Section 9 hereof.

(d)                                 Restrictions on Transfer of Shares. Any Shares awarded or sold pursuant to Share Purchase Rights or Share Awards shall be subject to such special forfeiture conditions, rights of repurchase or redemption, rights of first refusal, market stand-offs, and other transfer restrictions as the Administrator may determine. The restrictions described in the preceding sentence shall be set forth in the applicable Restricted Share Purchase Agreement or Share Award Agreement, as applicable, and shall apply in addition to any restrictions that may apply to holders of Shares generally. Unless otherwise determined by the Administrator and subject to Applicable Law, vesting of Shares acquired pursuant to a Restricted Share Purchase Agreement or Share Awards shall be suspended during any unpaid leave of absence.

8.                                      Withholding Taxes. As a condition to the exercise of an Option, purchase of Restricted Shares or receipt of a Share Award, the Awardee (or in the case of the Awardee’s death or in the event of a permissible transfer of Awards hereunder, the person exercising the Option, purchasing Restricted Shares or receiving the Share Award) shall make such arrangements as the Administrator may require for the satisfaction of any applicable withholding taxes arising in connection with the exercise of an Option or purchase of Restricted Shares under the laws of any applicable jurisdiction including Hong Kong, the PRC, the U.S. and any other jurisdiction. The Awardee (or in the case of the Awardee’s death or in the event of a permissible transfer of Awards hereunder, the person exercising the Option, purchasing Restricted Shares or receiving Share Awards) also shall make such arrangements as the Administrator may require for the satisfaction of any applicable Hong Kong, PRC, U.S. federal, state, local, or non-PRC and non-U.S. withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option, purchasing Restricted Shares or receiving Share Awards. The Company shall not be required to issue any Shares under the Plan until the foregoing obligations are satisfied. Without limiting the generality of the foregoing, upon the exercise of the Option or delivery of Restricted Shares or Share or Award, the Company shall have the right to withhold taxes from any compensation or other amounts that the Company may owe to the Awardee, or to require the Awardee to pay to the Company the amount of any taxes that the Company may be required to withhold with respect to the Shares issued to the Awardee. Without limiting the generality of the foregoing, the Administrator in its discretion may authorize the Awardee to satisfy all or part of any withholding tax liability by (i) having the Company withhold from the Shares that would otherwise be issued upon the exercise of an Option, purchase of Restricted Shares that number of Shares or received in a Share Award having a Fair Market Value, as of the date the withholding tax liability arises, equal to the portion of the Company’s withholding tax liability to be so satisfied or (ii) by delivering to the Company previously owned and unencumbered Shares having a Fair Market Value, as of the date the withholding tax liability arises, equal to the amount of the Company’s withholding tax liability to be so satisfied.

9.                                      Payment for Shares. The consideration to be paid for the Shares to be issued under the Plan, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined on the Date of Grant), subject to the provisions in this Section 9.

(a)                                 General Rule. The entire Purchase Price or Exercise Price (as the case may be) for Shares issued under the Plan shall be payable in cash or cash equivalents at the time when the Shares are purchased, except as otherwise provided in this Section 9.

(b)                                 Surrender of Shares. To the extent that an Option Agreement, Restricted Share Purchase Agreement or Share Award Agreement so provides, all or any part of the Exercise Price or Purchase Price (as the case may be) may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Awardee. These Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date the Option is exercised or Restricted Shares are purchased. The Awardee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price or Purchase Price (as the case may be) if this action would subject the Company to adverse accounting consequences, as determined by the Administrator.

(c)                                  Services Rendered. At the discretion of the Administrator and to the extent so provided in the agreements evidencing Awards of Shares under the Plan, Shares may be awarded under the Plan in consideration of services rendered to the Company or any Parent or Subsidiary prior to the Award.

(d)                                 Exercise/Sale. At the discretion of the Administrator and to the extent an Option Agreement so provides, and if the Shares are publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

(e)                                  Exercise/Pledge. At the discretion of the Administrator and to the extent an Option Agreement so provides, and if the Shares are publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

(f)                                   Other Forms of Consideration. At the discretion of the Administrator and to the extent an Option Agreement, a Restricted Share Purchase Agreement or Share Award so provides, all or a portion of the Exercise Price or Purchase Price may be paid by any other form of consideration and method of payment to the extent permitted by Applicable Law.

10.                               Nontransferability of Awards. Unless otherwise determined by the Administrator and so provided in the applicable Option Agreement, Restricted Share Purchase Agreement or Share Award Agreement (or be amended to provide), no Award shall be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner (whether by operation of law or otherwise) other than (i) by will or applicable laws of descent and distribution or (except in the case of an Incentive Stock Option) pursuant to a qualified domestic relations order or (ii) by trusts or companies established in connection with any employee benefit plan of the Company (including the Plan) for the benefit of a Service Provider or Service Providers, in each case subject to Applicable Law, and shall not be subject to execution, attachment, or similar process. In the event the Administrator in its sole discretion makes an Award transferable, only a Nonstatutory Stock Option, Share Purchase Right or Share Award may be transferred provided such Award is transferred without payment of consideration to members of the Awardee’s immediate family (as such term is defined in Rule 16a-1(e) of the Exchange Act) or to trusts or partnerships established exclusively for the benefit of the Awardee and the members of the Awardee’s immediate family, all as permitted by Applicable Law. Upon any attempt to pledge, assign, hypothecate, transfer, or otherwise dispose of any Award or of any right or privilege conferred by this Plan contrary to the provisions hereof, or upon the sale, levy or attachment or similar process upon the rights and privileges conferred by this Plan, such Award shall thereupon terminate and become null and void. Incentive Stock Options may be exercised during the lifetime of the Awardee only by the Awardee.

11.                               Rights as a Member. Until the Shares actually are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a member shall exist with respect to the Shares, notwithstanding the exercise of the Award. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

12.                               Adjustment of Shares.

(a)                                 Changes in Capitalization. Subject to any required action by the members of the Company in accordance with Applicable Law, the class(es) and number and type of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Award, and the class(es), number, and type of Shares covered by each outstanding Award, as well as the price per Share covered by each outstanding Award, shall be proportionately adjusted for any increase, decrease, or change in the number or type of outstanding Shares or other securities of the Company or exchange of outstanding Shares or other securities of the Company into or for a different number or type of shares or other securities of the Company or successor entity, or for other property (including, without limitation, cash) or other change to the Shares resulting from a share split, reverse share split, share dividend, dividend in property other than cash, combination of shares, exchange of shares, combination, consolidation, recapitalization, reincorporation, reorganization, change in corporate structure, reclassification, or other distribution of the Shares effected without receipt of consideration by the Company; provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” The adjustment contemplated in this Section 12(a) shall be made by the Board, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of equity securities of the Company of any class, or securities convertible into equity securities of the Company of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, type, or price of Shares subject to an Award. Where an adjustment under this Section 12(a) is made to an Incentive Stock Option, the adjustment shall be made in a manner that will not be considered a “modification” under the provisions of Section 424(h)(3) of the Code.

(b)                                 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Awardee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until fifteen (15) days prior to the proposed dissolution or liquidation as to all of the Optioned Shares covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase or redemption option applicable to any Shares purchased upon exercise of an Option or Restricted Shares purchased under a Share Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent an Option has not been previously exercised and all Restricted Shares covered by a Share Purchase Right have not been purchased, the Award will terminate immediately prior to the consummation of such proposed action.

(c)                                  Change in Control. In the event of a Change in Control, unless the Option Agreement, Restricted Share Purchase Agreement or Share Award Agreement provides otherwise, each outstanding Option shall be assumed or an equivalent option shall be substituted by, and each right of the Company to repurchase, redeem or reacquire Shares upon termination of a Purchaser’s relationship as a Service Provider shall be assigned to, the successor corporation or a Parent or Subsidiary of the successor corporation. If, in the event of a Change in Control, the Option is not assumed or substituted, or the repurchase, redemption or reacquisition or similar right is not assigned, in the case of an outstanding Option, the Option shall fully vest immediately and the Awardee shall have the right to exercise the Option as to all of the Optioned Shares, including Shares as to which it would not otherwise be vested or exercisable, and, in the case of Restricted Shares, the Company’s repurchase, redemption or reacquisition or similar right shall lapse immediately and all of the Restricted Shares subject to the repurchase, redemption or reacquisition or similar right shall become vested. If an Option becomes fully vested and exercisable, in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For purposes of this Section 12(c), an Option shall be considered assumed, and Restricted Shares will be considered assigned if, following the Change in Control, the Award confers the right to purchase or receive, for each covered Share immediately prior to the Change in Control, the consideration (whether shares, cash, or other securities or property) received in connection with the Change in Control by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if the consideration received in the Change in Control is not solely common stock or ordinary shares of the successor corporation or its Parent or Subsidiary, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or vesting of the Restricted Shares, for each covered Share, to be solely common stock or ordinary shares of the successor corporation or its Parent or Subsidiary equal in Fair Market Value to the per Share consideration received by holders of Shares in the Change in Control.

(d)                                 Reservation of Rights. Except as provided in this Section 12 and in the applicable Option Agreement, Restricted Share Purchase Agreement or Share Award Agreement, an Awardee shall have no rights by reason of (i) any subdivision or consolidation of Shares or other securities of any class, (ii) the payment of any dividend, or (iii) any other increase or decrease in the number of Shares or other securities of any class. Any issuance by the Company of equity securities of any class, or securities convertible into equity securities of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Optioned Shares. The grant of an Option, Share Purchase Right or Share Award shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

13.                               Date of Grant. The Date of Grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination to grant the Award, or such other later date as is determined by the Administrator; provided, however, that the Date of Grant of an Incentive Stock Option shall be no earlier than the date on which the Service Provider becomes an Employee.

14.                               Securities Law Requirements.

(a)                                 Legal Compliance.  Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and nor shall it have any liability for failure to deliver any Shares under the Plan unless the issuance and delivery of Shares comply with (or are exempt from) all Applicable Law, including, without limitation, the applicable securities laws in the British Virgin Islands, Hong Kong, PRC, Securities Act, U.S. state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)                                 Investment Representations. Shares delivered under the Plan shall be subject to transfer restrictions, and the person acquiring the Shares shall, as a condition to the exercise of an Option or the purchase or acquisition of Restricted Shares if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with Applicable Law, including, without limitation, the representation and warranty at the time of acquisition of Shares that the Shares are being acquired only for investment purposes and without any present intention to sell, transfer, or distribute the Shares.

15.                               Condition to Exercise. Any exercise of Option or the rights to purchase the Shares, or any issuance of Shares under the applicable Option Agreement, Share Purchase Rights and Share Awards shall be subject to that the Optionee or the holder of Share Purchase Rights and Share Awards shall be in compliance with all applicable PRC laws and regulations, including but not limited to the requirement of registration with SAFE.

16.                               Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17.                               Approval by Members. The Plan shall be subject to approval by the members of the Company within twelve (12) months before or after the date the Plan is adopted by the Board. Such approval by members of the Company shall be obtained in the degree and manner required under Applicable Law and the Articles. Awards may be granted but Options may not be exercised and Restricted Shares may not be purchased or acquired prior to approval of the Plan by members of the Company.

18.                               Duration and Amendment.

(a)                                 Term of Plan. Subject to approval by members of the Company in accordance with Section 17hereof, the Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the members of the Company as described in Section 17 hereof. In the event that the members of the Company fail to approve the Plan within 12 months prior to or after its adoption by the Board, any Awards that have been granted and any Shares that have been awarded or purchased under the Plan shall be rescinded, and no additional Awards shall be granted thereafter. Unless sooner terminated under Section 18(b) hereof, the Plan shall continue in effect for a term of ten (10) years.

(b)                                 Amendment and Termination. The Board may at any time amend, alter, suspend, or terminate the Plan, subject to Applicable Law and the Articles

(c)                                  Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan shall materially and adversely impair the rights of any Awardee with respect to an outstanding Award, unless mutually agreed otherwise between the Awardee and the Administrator, which agreement must be in writing and signed by the Awardee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Award granted prior to the termination of the Plan.

19.                               Legending Share Certificates. In order to enforce any restrictions imposed upon Shares issued upon the exercise of Options or the acquisition of Restricted Shares, including, without limitations, the restrictions described in Sections 6(m), 7(d), and 14(b) hereof, the Administrator may cause a legend or legends to be placed on any share certificates representing the Shares, which legend or legends shall make appropriate reference to the restrictions, including, without limitation, a restriction against sale of the Shares for any period as may be required by Applicable Law.

20.                               No Retention Rights. Neither the Plan nor any Award shall confer upon any Awardee any right to continue his or her relationship as a Service Provider with the Company for any period of specific duration or interfere in any way with his or her right or the right of the Company (or any Parent or Subsidiary employing or retaining the Awardee), which rights are hereby expressly reserved by each, to terminate this relationship at any time, with or without cause, and with or without notice.

21.                               No Registration Rights. The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other Applicable Law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Plan to comply with any law.

22.                               No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Parent or Subsidiary and an Awardee or any other person. To the extent that any Awardee acquires a right to receive payments from the Company or any Parent or Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company, a Parent, or any Subsidiary.

23.                               No Rights to Awards. No Awardee, eligible Service Provider, or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of a Service Provider, Awardee, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Awardee or with respect to different Awardees.

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